UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 8, 2017

ADVERUM BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On March 8, 2016, the Board of Directors (the “Board”) of Adverum Biotechnologies, Inc. (the “Company”) appointed Patrick Machado to the Board, effective March 14, 2017 (the “Effective Date”). Mr. Machado will serve as a Class II director of the Company, to hold office until the Company’s 2019 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. The Board has determined that Mr. Machado satisfies the applicable independence requirements of the NASDAQ Listing Rules.

Mr. Machado, age 53, was a co-founder of Medivation, Inc., a biopharmaceutical company, and served as its chief business officer from 2009 to 2014, as its chief financial officer from 2004 until his retirement in 2014 and as a member of its board of directors from April 2014 until its acquisition by Pfizer in September 2016. From 1998 to 2001, Mr. Machado worked with ProDuct Health, Inc., a medical device company, as senior vice president, chief financial officer and earlier as general counsel. Upon ProDuct Health’s acquisition by Cytyc Corporation, a diagnostic and medical device company, he served as a consultant to Cytyc to assist with transitional matters from 2001 to 2002. Earlier in his career, Mr. Machado worked for Morrison & Foerster LLP, an international law firm, and for the Massachusetts Supreme Judicial Court. Mr. Machado also serves as a member of the board of directors of Chimerix, Inc., a publicly traded biopharmaceutical company, Inotek Pharmaceuticals Corporation, a publicly traded biopharmaceutical company, and SCYNEXIS, Inc., a publicly traded drug development company. In addition, Mr. Machado serves on the board of two privately-held biotechnology companies, Armaron Bio and Roviant Sciences. Mr. Machado received a J.D. from Harvard Law School and a B.A. and B.S. in German and Economics, respectively, from Santa Clara University.

On the Effective Date, in connection with his appointment to the Board, Mr. Machado was granted an initial equity award valued at $250,000, split equally in value between options and restricted stock units. The number of options and restricted stock units awarded to Mr. Machado were determined based on the closing price of the Company’s common stock on NASDAQ on the Effective Date. One-third of the shares subject to the options and restricted stock units vest and become exercisable on each anniversary of the Effective Date, subject to Mr. Machado’s continued service to the Company on each such vesting date.

As a non-employee director, Mr. Machado will receive compensation in the same manner as the Company’s other non-employee directors, including an annual equity award. Additionally, the Company and Mr. Machado will enter into an indemnification agreement in substantially the same form that the Company has entered into with each of the Company’s existing directors. The form of such indemnification agreement was previously filed by the Company as an exhibit to its Registration Statement on Form S-1 (File No. 333-197133) filed with the Securities and Exchange Commission.

Mr. Machado was also appointed the chairman of the audit committee of the Board. The Board has determined that Mr. Machado satisfies all applicable requirements to serve on such committee.

There are no arrangements or understandings between Mr. Machado and any other persons pursuant to which he was appointed as a member of the Board. There are no family relationships between Mr. Machado and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Machado and the Company.

Item 7.01 Regulation FD Disclosure.

On March 14, 2017, the Company issued a press release (the “Appointment Press Release”) announcing the Board’s appointment of Mr. Machado to the Board and as chairman of the audit committee of the Board. A copy of the Appointment Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Appointment Press Release, dated March 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2017	ADVERUM BIOTECHNOLOGIES, INC.

	By:	/s/ Leone Patterson
Leone Patterson, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Appointment Press Release, dated March 14, 2017.